UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2021

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of ABM Industries Incorporated (the “Company” or “ABM”) held on March 24, 2021 (the “Annual Meeting”), the Company’s stockholders approved the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (the “Plan”). The number of shares of common stock authorized for issuance under the Plan is 3,975,000.

Employees of the Company and its subsidiaries, non-employee directors of the Company’s Board of Directors (the “Board”) and certain consultants are eligible to receive grants under the Plan, which awards will generally have a one-year minimum vesting or performance period. The Plan provides for the grant of cash and equity awards, including stock options, appreciation rights, restricted stock, restricted stock units, cash incentives, performance shares and performance units. Management objectives applicable to performance awards may include, without limitation, objectives related to: absolute or relative stockholder return; earnings per share; stock price; return on equity; return on invested capital; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization; gross or operating margins; operating profit; productivity ratios; expense targets; operating efficiency; market share; customer retention and/or satisfaction; safety; diversity; employee recruitment, engagement, retention and/or training; employee satisfaction; environmental performance or goals, working capital targets (including, but not limited to days sales outstanding); sales; return on assets; revenues; decrease in expenses; increase in funds from operations; and increase in funds from operations per share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The Plan also generally provides that no non-employee director may be granted, in any one calendar year, compensation for service with an aggregate maximum value of more than $750,000, and limits the number of shares of common stock that may be subject to incentive stock options to 3,975,000.

The foregoing description of the Plan is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, ABM’s stockholders voted on the matters outlined in ABM’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on February 12, 2021 (the “Proxy Statement”).

(1)	The following persons were elected to serve as directors of ABM by a vote of stockholders, each to serve for a term ending at the annual meeting of stockholders in the year 2022 and until his or her successor is duly elected and qualified: Linda Chavez, Art A. Garcia, Jill M. Golder and Scott Salmirs.

Nominee	For	Against	Abstain	Broker Non-Votes
Linda Chavez	57,291,933	1,162,003	17,491	2,957,358
Art A. Garcia	58,394,294	58,879	18,254	2,957,358
Jill M. Golder	58,411,569	43,139	16,719	2,957,358
Scott Salmirs	58,391,963	61,849	17,615	2,957,358

The following directors remained in office: Quincy L. Allen, LeighAnne G. Baker, Donald F. Colleran, Thomas M. Gartland, Sudhakar Kesavan, and Winifred M. Webb.

(2)	The stockholders approved the Plan.

For	Against	Abstain	Broker Non-Votes
56,561,009	1,856,691	53,727	2,957,358

(3)	The stockholders approved, on an advisory basis, ABM’s executive compensation.

For	Against	Abstain	Broker Non-Votes
55,170,175	2,640,212	61,040	2,957,358

(4)	The stockholders ratified the appointment of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2021.

For	Against	Abstain
60,549,514	847,951	31,320

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

10.1	ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated:	March 26, 2021	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary